                            GRC INTERNATIONAL, INC.
                             EMPLOYMENT AGREEMENT
                 (SENIOR VICE PRESIDENT-DIRECT REPORT TO CEO)

THIS EMPLOYMENT AGREEMENT is made in Vienna, Virginia as of _________________ by and between ______________________________________________________________
(hereinafter referred to in the first person or as "Employee") and GRC International, Inc., a corporation with its principal offices at 1900 Gallows Road, Vienna, Virginia 22182 ("Company"). The term "Company" shall also include any parent, subsidiary or affiliate of the Company. As a condition to, and in consideration of, the Company's employment of Employee, the parties mutually agree as follows:

1.   DUTIES.
     ------

(a) I agree to work for the Company in the capacity set forth in Item 1(a) of Exhibit A attached hereto. My duties will include all of those generally associated with said position, subject to the direction and assignment of the Company's Board of Directors. The duties assigned to me shall be performed at the place of employment specified in Item 1(b) of Exhibit A or at such other location as the Board of Directors may determine is in the best interest of the Company. All of my working time and energies shall be devoted to the foregoing duties. I will inform the Company, in writing, if I engage in any outside business activity, and I will obtain the prior written approval of the Company, if I engage in any outside business activity which (i) requires the use of skills for which I was hired by the Company or the use of skills attained during the course of my employment with the Company or (ii) would, in the opinion of the Company, compete with or conflict with my employment with the Company.
While employed by the Company, absent the expressed, prior written authorization of the Company's Board of Directors, I will not, directly or indirectly, engage in any activity competitive with or adverse to the Company's business or welfare, whether alone, as a partner of any partnership or joint venture or as an officer, director, employee, or holder of 5% or more of any class of stock, of any corporation.

(b) I agree that for a period of one year immediately following termination (voluntary or otherwise) of my employment with the Company, I will not interfere with the business of the Company by inducing an employee to leave the Company's employment, by inducing a consultant to sever the consultant's relationship with the Company, or by inducing a customer to sever the customer's relationship with the Company.

(c) This Agreement cancels and replaces in their entirety any and all previous employment agreements entered into between me and the Company or any of its subsidiaries.

2.   INTELLECTUAL PROPERTY.
     ---------------------

(a) In this Agreement, (i) "Intellectual Property" means any patent, trademark, copyright, semiconductor mask right, trade secret, invention, discovery, design, idea or improvement (whether or not any of the foregoing are patentable, protectable by copyright, or otherwise protectable), and (ii) the word "made", when used with "Intellectual Property", means made, devised, developed, conceived or reduced to practice. Exhibit B to this Agreement contains a complete list of all Intellectual Property I consider proprietary to me, and, during my employment with the Company, I agree to update Exhibit B from time to time as may be necessary to keep it current. I will not incorporate or permit to be incorporated into any work performed for or on behalf of the Company any Intellectual Property proprietary to me or any third party.

(b) I will disclose to the Company all Intellectual Property made by me, alone or with others, during any period of employment with the Company. All such disclosures shall be reviewed by the Company in confidence to determine any issues which may arise.

(c) I will assign to the Company all right, title and interest in and to all Intellectual Property made at any time by me alone or with others during or after my employment with the Company, if such Intellectual Property was made using Company equipment, supplies, facilities, or trade secret information, or such Intellectual Property either (i) relates at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company; or (ii) results from any work performed by me for the Company. All Intellectual Property subject to this paragraph shall remain Company property whether or not so disclosed or assigned to the Company. I will cooperate fully with the Company during and after employment in accomplishing the intent of this provision and execute such instruments and documents reasonably requested by the Company, in order to more fully vest in the Company all ownership rights in the Intellectual Property. In addition, I irrevocably appoint the Company and each of its officers as my agent and attorney-in-fact to act in my name and stead to execute and file any documents and to do all other lawfully permitted actions to further the prosecution, issuance and enforcement of patents, copyrights and other proprietary rights with the same force and effect as if executed and delivered by me.

(d) The provisions of the foregoing Section 2(c) shall not apply to an invention developed by me entirely on my own time without using Company equipment, supplies, facilities, or trade secret information except for those inventions that either (i) relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company; or (ii) result from any work performed by me for the Company.

3.     PROPRIETARY INFORMATION. I understand that in the course of my employment
       -----------------------
with the Company, I will be making use of, acquiring or adding to proprietary and/or confidential information and materials of the Company or of other parties ("Proprietary Information"). I will not disclose or use any Proprietary Information either during or after my employment with the Company, except to the extent expressly authorized in writing by an officer of the Company. The following are some examples of Proprietary Information, even if not marked or identified as such:

(i) Computer software of all kinds, source and object codes, algorithms, coding sheets, compilers, assemblers, design concepts, routines and subroutines, and all related documents and materials;

(ii) Business practices, marketing techniques, mailing lists, purchasing information, price lists, pricing policies, quoting procedures, customer and prospective customer lists and information, and all materials or information relating to the manner in which the Company does business.

(iii) Discoveries, concepts and ideas, whether or not patentable, protectable by copyright, or otherwise protectable, trade secrets, "know-how," production processes, research and development activities, and information on products or programs;

(iv) Financial information, cost structure, bidding strategy, salary structure, and such other information not in the public domain as may be helpful to competitors or harmful to the Company, its customers or employees.

(v) Any other information, materials or documents related to the business or activities of the Company which are not generally known to others engaged in similar businesses or activities; and

(vi) All ideas which are derived from my access to or knowledge of any of the above.

4.     CONFLICTS OF INTEREST. I have read and understood the Company's Corporate
       ---------------------
Standards of Conduct, and while employed by the Company, I agree to abide by said Standards of Conduct, as the same may be amended from time to time, and to complete the Company's Ethics Questionnaire as required by the Company from time to time. Except as fully disclosed in a document attached to this agreement, I am not a party to any agreement or understanding with any other person or business, nor am

I subject to any other legal restriction or obligation, which would in any way prohibit, impede or hinder my employment with the Company or the performance of my duties in the course of such employment.

5.   COMPENSATION.
     ------------

(a) During the term of my employment hereunder, the Company shall pay me the annual salary set forth in Exhibit A, Item 3(a) ("Gross Annual Salary").

(b) In addition to the Gross Annual Salary, I shall be entitled to receive the additional compensation, if any, specified in Exhibit A, Item 3(b) ("Additional Compensation").

6.   DISABILITY.  If I am unable to fulfill the duties of my position by reason
     ----------
of any illness, incapacity or disability, my salary shall be payable for only 90 days following the onset of such illness, incapacity or disability, provided, however, that if I (i) have applied for insurance benefits under the Company's long-term disability policy during said 90 day period, and (ii) have not yet begun to receive payments under said policy during said 90 day period, then my salary shall continue to be payable for up to 180 days following the onset of such illness, incapacity or disability until I begin to receive such payments. During the foregoing 90 day period (or 180 day period, if applicable), my salary, to the extent not covered by the Company's short-term disability benefits, shall be paid through the use of my sick leave, if any, accumulated prior to January 1, 1994, but if such sick leave is or becomes exhausted, my salary shall nevertheless be paid for the 90 day period (or 180 day period, if applicable). If I shall return to full employment and full discharge of my duties during the term of this Agreement, full compensation shall be prospectively reinstated for any remaining term of this Agreement.

7.   TERMINATION AND SEVERANCE.
     -------------------------

(a) Subject to Section 7(f) regarding a Change of Control, this Agreement may be terminated by either party without Cause on six (6) months written notice to the other party. Subject to Section 7(f) regarding a Change of Control, this Agreement may be terminated by the Company immediately for Cause by written notice to me. For purposes of this Section 7, "Cause" for termination shall exist in the event of my dishonesty, chronic absenteeism, conviction of a felony, conviction of a misdemeanor involving moral turpitude, or material breach of this Agreement.

(b) To the maximum extent permitted by law, I hereby expressly authorize the Company in advance upon my termination to deduct from my final paycheck(s) and from my paid time off (PTO) check all amounts I owe the Company (including but not limited to repayment of advances, loans or any other obligations).

(c) Upon termination of employment, I will execute and comply with the Employee Termination Certificate attached hereto as Exhibit C, and deliver to the Company all notes, data, tapes, lists, reference materials, sketches, drawings, memoranda, records and other documents which are in my possession or control belonging to the Company or relating to its business.

(d) Termination of this Agreement will not relieve me from my obligations under Sections 1(b), 2 and 3 of this Agreement, which, by their respective terms, continue beyond the termination of this Agreement.

(e) In the event of my death, this Agreement will terminate and all accrued and unpaid compensation and expenses, less all amounts I owe the Company (including but not limited to repayment of advances, loans or any other obligations), will be payable to my estate.

(f) Notwithstanding any other provision of this Agreement to the contrary, at any time during the thirty (30) month period following a Change of Control (as hereinafter defined),

     (i) if the Company (A) without Cause, terminates my employment or terminates this Agreement or gives me notice of either of such terminations, (B) materially diminishes my level of responsibility or position in the Company, (C) materially diminishes my salary or my bonus potential, (D) fails to provide me with any material benefit or prerequisite provided to any other executive in a comparable position, (E) requires me to relocate to an office more than 25 miles from my place of employment immediately prior to the Change of Control, (F) materially breaches this Agreement (including but not limited to the terms set forth on Exhibit A hereto) in any other way, then I shall receive, in addition to any other compensation provided for in this Agreement, a lump-sum severance payment on the date of termination of my employment in an amount equal to two (2) times the Gross Annual Salary, less any income, excise, employment or other tax withholdings which the Company is required by law to deduct therefrom; and

     (ii) if the Company takes any action described in clauses (A) through (F) of paragraph (f)(i) above, then the Company shall provide me with the same level of employee benefits I have been receiving immediately prior to such action, and such benefits shall be provided until the earlier of (A) such time as I obtain new benefits coverage by reason of new employment, or (B) the two (2) year anniversary of my termination of employment with the Company; and

     (iii) if the Company takes any action described in clauses (A) through (F) of paragraph (f)(i) above and fails to provide me with any benefit required under paragraph (f)(i) or (f)(ii) above, then the Company shall reimburse me for any legal fees and expenses I incur in successfully enforcing my rights under either or both of said paragraphs.

(g) For purposes of this Agreement, a Change of Control shall mean the satisfaction of the conditions set forth in any one of the following paragraphs:

     (i) any person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") as modified and used in Sections 13(d) and 14(d) thereof, except that neither (A) the Company or any of its
                         ------
subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, nor (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company shall be included in such term) (a "Person") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

     (ii) during any period of up to two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Board") and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

     (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or
(B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company's than outstanding securities; or

     (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

(h) Notwithstanding any other provision of this Agreement, in the event than any payment or benefit received or to be received by the Employee in connection with a Change of Control or the termination of the Employee's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change of Control or any person affiliated with the Company or such Person) (all such payments and benefits, including the Severance Benefits, being hereinafter called the "Total Benefits"), would be subject (in whole or in part) to the excise tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then the Severance Benefits shall be reduced to the extent necessary so that no portion of the Total Benefits is subject to the Excise Tax if (A) the net amount of such Total Benefits, as so reduced, (and after deduction of the net amount of federal, state and local income taxes and FICA and Medicare taxes on such reduced Total Benefits) is greater than (B) the excess of (i) the net amount of such Total Benefits, without deduction (but after deduction of the net amount of federal, state and local income taxes and FICA and Medicare taxes on such Total Benefits), over
(ii) the amount of Excise Tax to which the Employee would be subject in respect of such Total Benefits. For purposes of determining whether and the extent to which the Total Benefits will be subject to the Excise Tax, (i) no portion of the Total Benefits the receipt or enjoyment of which the Employee shall have effectively waived in writing prior to the Employee's date of termination of employment shall be taken into account, (ii) no portion of the Total Benefits whall be taken into account which in the opinion of tax counsel selected by the Company does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Benefits shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (d)(4) of the Code. For purposes of this Section 7(h), the term "Severance Benefits" means the benefits provided for by Section 7(f) hereof.

8.   NOTICE.
     ------

(a) Any notice to be given to me under this Agreement shall be in writing and delivered by (i) registered or certified mail, return receipt requested; (ii) express courier; or (iii) hand-delivery, at an address specified for me in this Agreement or in any Exhibit hereto or at such other address of which written notice has been given to the Company by me by any of the foregoing means.

(b) Any notice to be given to the Company under this Agreement shall be in writing and delivered by any of the means specified in subsection (a) above, to the President with a copy to the Senior Vice President, General Counsel & Secretary, GRC Internation Inc., 1900 Gallows Road, Vienna, Virginia 22182.

9.   DISPUTES.
     --------

(a) This Agreement has been executed in and shall be governed by the laws of the Commonwealth of Virginia.

(b) Any controversy or claim arising out of or relating to Employee's employment on this Agreement shall be resolved in the courts of Fairfax County, Virginia, and Employee hereby submits to the jurisdiction of such courts, and agrees to accept service of process from such courts.

(c) I understand and agree that the Company will suffer irreparable harm if I breach any of my obligations under this agreement and that monetary damages may be inadequate to compensate for such breach. Accordingly, in the event of a breach or threatened breach by me, the Company, in addition to and not in limitation of any other rights, remedies or damages available to it at law or in equity or otherwise, shall be entitled to a injunctive relief preventing any such breach by myself or by my partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with me.

10.  ASSIGNMENT.  My services are unique and personal.  Accordingly, I may not
     ----------
assign any rights or delegate any duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

11.  ENTIRE AGREEMENT.  This agreement, together with all documents attached to
     ----------------
this agreement or specifically referred to in it, contains the entire agreement and understandings by and between the Company and me with respect to the covenants described in this agreement, and any representation, promise, agreement or understanding, written or oral, not contained in this agreement shall be of no force or effect. No change or modification of this agreement shall be valid or binding unless the change or modification is in writing and signed by the parties to this agreement. Any representation contrary to this agreement, express or implied, written or oral, is hereby disclaimed. Nothing in this agreement shall obligate the Company to employ me for any length of time. No waiver of any provision of this agreement shall be valid unless it is in writing and signed by the party against whom such waiver is sought to be enforced, and no waiver of any provision shall be deemed a waiver of any other provision or a waiver of the same provision at any other time.

12.  SEVERABILITY.  Any provision of this agreement which may be determined to
     ------------
be unenforceable, invalid or illegal shall be deemed stricken from this agreement and all remaining provisions shall continue in full force and effect.

13.  REASONABLENESS OF RESTRICTIONS.  I have carefully read and considered the
     ------------------------------
provisions of this agreement and, having done so, agree that the restrictions set forth in this agreement are fair and reasonable and are reasonably required for the Company's protection. This agreement shall be construed fairly as to all parties and not in favor of or against any party, regardless of which party prepared this agreement. In the event that, notwithstanding the foregoing, any part of his agreement shall be held to be invalid or enforceable, the remaining parts of the agreement shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in the agreement. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

IN WITNESS WHEREOF, the parties have executed this agreement as of the date first set forth above.

ATTEST:                                           GRC INTERNATIONAL, INC.

                                                  By:
------------------------------------                 ---------------------------
Thomas E. McCabe                                     Jim Roth
Sr. Vice President, General Counsel                  President & Chief Executive
& Secretary                                          Officer

WITNESS                                           EMPLOYEE


------------------------------------              ------------------------------
                                                  (Signature)


                                                  ------------------------------
                                                  (Please print name)

APPROVED AND RATIFIED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF GRC INTERNATIONAL, INC.


By:
   -----------------------------------------------
   Leslie B. Disharoon, Committee Chairman

                                                                       EXHIBIT A
                                                                       ---------

                             DETAILS OF EMPLOYMENT
                             ---------------------

EMPLOYEE:

ITEM 1(a)  Position:

ITEM 1(b)  Place of Employment:

ITEM 2     Effective Date of Employment Agreement:

           Effective date of this Exhibit:

ITEM 3(a)  Gross Annual Salary:

ITEM 3(b)  Additional Compensation (if any):




ITEM 4  Notice to Employee:


        --------------------------------    ------------------------------------
                                        and/
                                         or
        --------------------------------    ------------------------------------

        --------------------------------    ------------------------------------



EMPLOYEE:                                 GRC INTERNATIONAL, INC.

                                          By:
------------------------------------         -----------------------------------
                                             Jim Roth
                                             President & Chief Executive Officer



APPROVED AND RATIFIED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF GRC INTERNATIONAL, INC.


By:
   -----------------------------------------
   Leslie B. Disharoon, Committee Chairman

                                                                       EXHIBIT B
                                                                       ---------

                       SCHEDULE OF INTELLECTUAL PROPERTY
                       ---------------------------------

I developed or conceived, and consider proprietary to me, the following Intellectual Property, as that term is defined in the Employment Agreement to which this Exhibit is attached:











                                            EMPLOYEE


                                            ----------------------------------
                                            (Signature)


                                            ----------------------------------
                                            (Please print name)


                                            ----------------------------------
                                            (Date)

                                                                       EXHIBIT C
                                                                       ---------
                             TERMINATION STATEMENT
                             ---------------------

                 (to be signed upon termination of employment)

1.      I, ______________________________(employee's name), am cognizant of my legal obligations, as stated in a certain EMPLOYMENT AGREEMENT dated ___________ ____________________ between myself and GRC International, Inc. (together with its subsidiaries, the "Company"), and I hereby specifically reaffirm all of the terms stated in that agreement.

2. I hereby certify that all materials related directly or indirectly to my employment with the Company have been returned to the Company. I further certify that no computer listings, programs, object codes, source codes, product development guides, flowcharts, test equipment, drawings, blueprints or other materials owned by the Company or provided to or used by me in connection with my employment at the Company, whether in machine-readable form or otherwise, have been retained by me or given to any other third person or entity in anticipation of my employment termination or for any other reason, and I also certify that none of those materials will be removed from the Company's premises by me.

3. I also certify that I have returned all company identification and credit cards issued to me and all keys to Company and/or customer property that have been in my possession.

4. I am not aware of any action or situation involving any violation of the Company's Corporate Standards of Conduct by any employee, director, consultant or representative of the Company, except as follows:




5. My forwarding addresses are as follows:

            HOME ADDRESS                        BUSINESS ADDRESS

       -----------------------            ---------------------------

       -----------------------            ---------------------------

       -----------------------            ---------------------------

       -----------------------            ---------------------------

                                    EMPLOYEE:

                                    ------------------------
                                    (Signature)

                                    ------------------------
                                    (Please print name)

                                    ------------------------
                                    (Date)

                            GRC INTERNATIONAL, INC.
                       AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment ("Amendment") to Employment Agreement is made in Vienna, Virginia as of _________________ by and between _________________ (hereinafter referred to in the first person or as "Employee") and GRC International, Inc., a corporation with its principal offices at 1900 Gallows Road, Vienna, Virginia 22182 ("Company"). Any term used in this Amendment which is not otherwise defined herein shall have the meaning assigned to such term in the Employment Agreement.

                                  BACKGROUND
                                  ----------

A. Employee and the Company are parties to an Employment Agreement dated __________________ ("Employment Agreement").

B. The Company has announced that it has retained Smith Barney, Inc. as its financial advisor to advise the Company with respect to a full range of financial and strategic options, which could include, among other things, a merger or acquisition of the entire Company.

C. In addition to and without prejudice to, the benefits provided to Employee in the Employment Agreement, the Company desires to amend the Employment Agreement to provide a special "stay-put" payment to Employee to induce Employee to remain an employee of the Company, in spite of the uncertainties created in the present environment. The aggregate amount of this special "stay-put" payment shall be $_____________________________.

1.  "STAY-PUT" PAYMENT.
    ------------------

(a) If, during the period beginning on the date first set forth in this Agreement and ending on the date of a Change of Control, Employee has continued to be an employee of the Company throughout such period, then, on the third business day following the date of the Change of Control, the Company shall pay Employee, in a single lump-sum, in addition to any other compensation provided for in the Employment Agreement, an initial one-third (1/3) installment of the "stay-put" payment, less any income, excise, employment or other tax withholdings which the Company is required by law to deduct therefrom.

(b) If, during the period beginning on the date first set forth in this Agreement and ending on the three (3) month anniversary of a Change of Control, Employee has continued to be an employee of the Company throughout such period, then, on the third business day following the three (3) month anniversary of the Change of Control, the Company shall pay Employee, in a single lump-sum, in addition to any other compensation provided for in the Employment Agreement, a second one-third (1/3) installment of the "stay-put" payment, less any income, excise, employment or other tax withholdings which the Company is required by law to deduct therefrom.

(c) If, during the period beginning on the date first set forth in this Agreement and ending on the nine (9) month anniversary of a Change of Control, Employee has continued to be an employee of the Company throughout such period, then, on the third business day following the nine (9) month anniversary of the Change of Control, the Company shall pay Employee, in a single lump-sum, in addition to any other compensation provided for in the Employment Agreement, a third and final one-third (1/3) installment of the "stay-put" payment, less any income, excise, employment or other tax withholdings which the Company is required by law to deduct therefrom.

(d) This Amendment shall automatically terminate on June 30, 1998 unless a Change of Control has occurred on or prior to June 30, 1998, in which case this Amendment shall remain in effect at least until the nine (9) month anniversary of the Change of Control, and until full payment to Employee of all payments to which Employee has become entitled at that time.

(e) In the event (i) the Company, without "cause", terminates Employee's employment or gives Employee notice of such termination, or (ii) Employee has terminated his or her employment or given notice of such termination by reason of a material breach by the Company of the terms of the Employment Agreement (including but not limited to the terms set forth on Exhibit A thereto), then Employee shall become entitled to the full "stay-put" payment, and shall be paid any and all unpaid installments of the "stay-put" payment on the third business day after his or her termination of employment with the Company.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

ATTEST:                                 GRC INTERNATIONAL, INC.


                                        By:
-----------------------------------        ------------------------------------
Thomas E. McCabe                           Jim Roth
Sr. Vice President, General Counsel        President & Chief Executive Officer
& Sec'y


WITNESS                                 EMPLOYEE


-----------------------------------     ---------------------------------------
                                        (Signature)


                                        ---------------------------------------
                                        (Please print name)

APPROVED AND RATIFIED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF GRC INTERNATIONAL, INC.



BY:
   ----------------------------------------
   LESLIE B. DISHAROON, COMMITTEE CHAIRMAN